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                                                                   EXHIBIT 10.22


                                  May 19, 2000
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Mr. J. Donald Nichols
416 Jackson Blvd.
Nashville, TN  37205

Dear Mr. Nichols:

     This letter agreement memorializes the agreement that you have reached with JDN Realty Corporation ("JDN Realty") and JDN Development Company, Inc. ("Development Company") (the "Agreement") regarding the termination of your relationship, and resignation from all employment, offices and directorships heretofore held, with JDN Realty, Development Company, and the related and affiliated entities of each, (collectively, the "Companies"). The purpose of the Agreement is to establish mutually agreeable arrangements for the termination of the Employment Agreement by and between you and JDN Realty dated as of December 1, 1996 (the "Employment Agreement") and for otherwise terminating your relationship with the Companies.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     1.  Separation. You hereby confirm your resignation from the office of
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Chairman of JDN Realty effective as of April 12, 2000 (the "Separation Date"), and your resignation from any and all other employment, offices and board of director seats that you have previously held with any of the Companies. Said resignations have been accepted by the Companies. (Your separation as an employee and your resignation from your offices and directorships shall be referred to hereinafter as the "Separation").

     2.  Obligations and Rights of the Companies.  The Companies hereby agree to
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the following terms:

          (a) Payment. In consideration for your resignation from the Companies
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and the relinquishment of your rights under the Employment Agreement, JDN Realty agrees to transfer to you title to the automobile utilized by you as a company vehicle prior to your resignation. You understand and agree that JDN Realty is not making this conveyance to you as compensation to you for any past or future services provided to the companies, and you assume all obligation to pay, and are solely liable for, all applicable taxes, including, without limitation, all federal and state income tax.
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          (b) Payment for Consulting Services to be Provided to Development
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Company.  Development Company agrees to pay to you one hundred seventy-five
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thousand dollars ($175,000) upon the execution hereof in remuneration for consulting services to be performed by you as an independent contractor as set forth in Paragraph 5 hereof.

          (c) Payment of Dividends. JDN Realty acknowledges your entitlement to
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a dividend declared to record holders of JDN Realty Common Stock as of March 17,
2000 in the amount of one hundred twenty-five thousand ninety-five dollars and forty-one cents ($125,095.41), less applicable withholding, based on your stock ownership as of the record date.

          (d) Health Insurance and COBRA Coverage.  As of the Separation Date,
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you will no longer be entitled to participate in or receive benefits available to employees of the Companies; provided, however, that nothing herein shall be construed to affect your or your dependents' rights thereafter to receive continuous coverage to the extent authorized by and consistent with the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any other benefits the continuation of which is required by law, entirely at your own cost after your right to benefit continuation ends under this paragraph.

          (d) Exclusivity.  This Agreement sets forth all of the consideration
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to which you are entitled by reason of your past employment and relationship with the Companies and the Separation, and you shall not be entitled to or eligible for any payments or benefits under any other severance, equity, bonus, retention or incentive policy, arrangement or plan of the Companies.

     3.   Employee Obligations.  You hereby agree to the following terms:
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          Cooperation in Legal Matters.
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      (i) Subject to and in accordance with the terms of this subparagraph 3(a), you agree to continue to cooperate fully with any and all of the Companies (as applicable), in (1) the defense or prosecution of any claims or actions which have been brought or which are hereafter brought against or on behalf of any or all of the Companies (as applicable); and (2) responding to any governmental audit, inspection, inquiry, proceeding or investigation, which relates to events that transpired during your employment with any of the Companies. "Full cooperation" shall include, without limitation: (1) promptly notifying JDN Realty in writing of any subpoena, interview, investigation, or inquiry concerning events that transpired during your employment with the Companies; (2) meeting with counsel for, or other designated representatives of, one or more of the Companies (as applicable) upon reasonable notice and with the opportunity to be accompanied by counsel, to prepare for discovery or trial and to discuss relevant

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          issues and provide relevant information to the fullest extent possible without waiving the attorney client privilege, but only to the extent you do not have an interest in the lawsuit, proceeding or action at issue which is adverse to the interests of the one or more Companies involved in such lawsuit, action or proceeding; and (3) testifying truthfully as a witness at reasonable times upon the request of one or more of the Companies (as applicable) without being in any way required to waive your privilege against self incrimination.

     (ii) Nothing contained in this Paragraph 3(a) shall be construed to require you to divulge information which is covered by the attorney client privilege absent a written joint defense agreement agreed to and signed by the one or more Companies requesting the information.

          (b) Return of Company Property.  Except as specifically set forth in
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Paragraph 2(a) above, all documents, records and material and all copies of any of the foregoing pertaining to confidential information (as described in Section 8 of the Employment Agreement), and all software, equipment (including, for example, without implication of limitation any cellular telephone or computer owned by any of the Companies and currently in your possession), and other supplies, whether or not pertaining to confidential information, that have come into your possession or been produced by you in connection with your employment (the "Property") have been and remain the sole property of the Companies. You hereby confirm you have returned all Property to the Companies. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies. JDN Realty and Development Company acknowledge that Schedule 3(b) attached hereto is list of property belonging to you that remains at the Nashville office of the Companies, and you agree to remove such property from the premises promptly following the execution of this Agreement at a reasonable time and upon reasonable notice to a duly authorized officer of one or more of the Companies.

          (c) Cancellation of Stock Options. The parties acknowledge and agree
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that you have heretofore been granted options to purchase 569,049 shares of
Common Stock at an exercise price of $14.67 per share, 267,000 shares of Common Stock at an exercise price of $13.50 per share, and 450,000 shares of Common Stock at an exercise price of $20.75 per share, all of which are vested and exercisable as of the date hereof (such vested and exercisable options, collectively, the "Vested Options"). You hereby acknowledge that the Vested Options are forfeited and cancelled as of the date hereof, and you shall have no further right or claim to such Vested Options from this date forward.

          (d) Deferred Bonus Plan; Long-Term Incentive Plan.  The parties agree
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to the following with respect to: (i) the shares (comprised of 11,131.50 shares

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awarded that are vested and 11,131.50 shares awarded that are not yet vested) of
JDN Realty's Common Stock awarded to you pursuant to JDN Realty's 1998 Deferred Bonus Plan (the "Bonus Plan Shares"); and (ii) the 300,000 shares (all of which are not yet vested) of JDN Realty's Common Stock awarded to you pursuant to JDN Realty's 1999 Long-Term Incentive Plan (the "LTIP Shares," which, together with the Bonus Plan Shares, are referred to herein as the "Award Shares"):

          (i) You acknowledge that the 300,000 LTIP Shares and the 11,131.5 Bonus Plan Shares which were not vested as of the Separation Date and any cash bonuses deferred under the 1998 Deferred Bonus Plan are forfeited.

          (ii) You will retain ownership of the 11,131.5 vested Award Shares, and shall remain liable for any tax obligation associated with the vesting and/or issuance of such shares.

     4.  Limited Release.  JDN Realty and Development Company do hereby  release
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you, your successors  and assigns  from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature, brought by JDN Realty or Development Company to recover:

          (a) the costs or expenses of the investigation by a Special Committee of the Board of Directors of JDN Realty into certain payments made by or on behalf of Development Company to Jeb L. Hughes, C. Sheldon Whittelsey, IV and their affiliate, ALA Associates, Inc., in the form of outparcels, cash fees and site work (collectively, the "Payments"), certain related party transactions (the "Related Party Transactions"), and other matters involving JDN Realty and Development Co. (the "Investigation"), or any costs and expenses incurred in the course of the Investigation subsequent to the date of this Agreement;

          (b) reimbursement of the Payments , whether or not such Payments were approved by you; or

          (c) a refund or return of any salary, bonuses or other approved compensation paid to you.

     5.  Consulting Services for Development Company.  You hereby agree to
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provide non-exclusive consulting services to Development Company on an as needed basis for a period of 3 months from the Separation Date (the "Consulting
Period") on the following terms.

          (a) In your capacity as a consultant to Development Company, you agree upon reasonable request by Development Company during the Consulting Period to assist the company with respect to transitional matters that may arise following the Separation Date, and to respond to requests for assistance or

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information concerning the development or sale of properties, relationships with tenants of Development Company, or other business matters ( but not with respect to legal matters except pursuant to section 2(b)) with which you became familiar while employed and serving as an officer of the Companies.

          (b) It is intended and agreed by and between the parties that in providing consulting services during the Consulting Period, you are, and shall at all times serve as an independent contractor, and you understand and agree that during the Consulting Period, you are not an employee of any of the Companies and shall not be treated as an employee for any purpose. You understand and agree that as an independent contractor, you are required to pay and are solely liable for, all applicable taxes, including, without limitation, federal income tax, self-employment tax and state income tax on remuneration you receive in exchange for the Consulting Services and you may be required to pay quarterly estimated income taxes.

          (c) During the Consulting Period, you will not, except on behalf of or with the prior written consent of the Companies, contact or solicit, directly or indirectly, any customer, client, tenant or account whose identity you obtained through association with the Companies; provided, however, that this restriction shall apply only to customers with whom you have had an actual material contact while performing your duties for the Companies.

          (d) During the Consulting Period, you will not directly or indirectly, entice or induce, or attempt to entice or induce, any employee of the Companies employed as of the Separation Date to leave such employ, or employ any such person in any business similar to or in competition with that of the Companies.

     6.  Employment Agreement.
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         This Agreement supersedes all provisions of the Employment Agreement other than Section 11 (dealing with Indemnification), which is incorporated herein by reference and which shall continue to bind the parties in accordance with its terms.

     7.  Confidentiality.
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         Except pursuant to a subpoena, or in testimony in any case, proceeding, investigation or inquiry, or in any audit, inspection or interview with any state or federal governmental agency, you will not disclose to any person or entity or use, at any time, any information not in the public domain or generally known in the industry, in any form, acquired by you while employed by the Companies or any predecessor to the Companies' business, and relating to the Companies, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how,

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trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Companies' services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Companies. You agree and acknowledge that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Companies, and that you have or will promptly upon the execution of this Agreement return to the Companies the originals and all copies of any such information provided to or acquired by you in connection with the performance of your duties for the Companies, and shall return to the Companies all files, correspondence and/or other communications received, maintained and/or originated by you during the course of your employment.

     8.  Indemnification.  JDN Realty and Development Company agree to indemnify
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and advance to you reasonable expenses incurred in connection with any litigation or other legal or regulatory proceeding of any kind filed or initiated against the Companies or you by reason of your status as an officer or employee of the Companies, in accordance with the terms of the Articles of Incorporation and Bylaws of the Companies, Section 11 of the Employment Agreement (dealing with Indemnification) and your Indemnification Agreement with JDN Realty, or as might otherwise exist under applicable law (collectively, the "Governing Documents and Law"). JDN Realty and Development Company agree to advance to you your reasonable expenses incurred to date pursuant to the Governing Documents and Law, upon the receipt of an undertaking by you to repay the amounts advanced should it ultimately be determined that you are not entitled to indemnification in those amounts. All future advances and any indemnification sought by you in the future shall be controlled by the Governing Documents and Law.

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     9.  Representation of Full Disclosure.  You hereby represent and warrant to
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JDN Realty and Development Company that you have fully and accurately disclosed to the Special Committee of JDN Realty's Board of Directors your knowledge regarding the Payments and Related Party Transactions. You understand and acknowledge that JDN Realty and Development Company are entering into this Agreement in reliance upon the representations contained in this paragraph, and that a breach of such representations would constitute a material breach of this Agreement.

     10.  No Other Representations.  You represent and acknowledge that in
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executing this Agreement, you do not rely and have not relied upon any representations or statements made by the Companies or by any of the Companies' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise, except as set out herein.

     11.  Voluntary Agreement.  The parties represent and agree that they have
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consulted with attorneys of their choosing, have had a full and fair opportunity to consult with such attorneys, and that they have carefully read and considered all aspects of this Agreement, and enter into it voluntarily and in exchange for the consideration recited herein.

     12.  Successors.  This Agreement shall be binding upon you and the
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Companies and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of you, the Companies, and your and their respective heirs, administrators, representatives, executors, successors and assigns. This Agreement is personal to you, and you may not assign or transfer any interests in, or rights or benefits under, this Agreement.

     13.  Notices. Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and if delivered by hand or by certified or registered mail or by a nationally recognized overnight delivery service, postage or other charges pre-paid, and addressed to: you, at the address set forth above (if such notice is addressed to you), with a copy to Edward J. Hardin, Rogers & Hardin, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303-1601; or to JDN Realty Corporation, 359 East Paces Ferry Road, N.E., Fourth Floor, Atlanta, Georgia 30305, Attention: President, with a copy to E. Marlee Mitchell, Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219 (if such notice is addressed to the Companies), or such other address as may be designated by a party hereto in written notice to the other party hereto. Such notice shall be deemed to have been given or made on the date of delivery, if delivered by hand, or on the next following date if sent by mail or overnight delivery service.

     14.  Choice of Law; Attorneys' Fees.   This Agreement is made and entered
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into in the State of Georgia and shall, in all respects, be interpreted, enforced and

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governed under the laws of said State, without regard for the principles of conflicts of laws thereof. Any action or proceedings brought by a party seeking to enforce any provisions of, or based upon any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of Georgia for Fulton County or, if it has or can acquire jurisdiction, in a United States District Court for the State of Georgia sitting in Fulton County, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     15.  Miscellaneous.  The language of all parts of this Agreement shall, in
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all cases, be construed as a whole, according to its plain meaning, and not strictly for or against any of the parties, and rules of interpretation or construction of contracts that would construe any ambiguity against the draftsman shall not apply. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original but each of which, when so executed, shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought. This Agreement sets forth the final and entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The section and paragraph headings contained in this Agreement are for convenience of reference, and shall not limit or control, or be used to construe, the meaning of any provision herein. Any delay or omission by any party hereto in exercising any right hereunder shall not operate as a waiver of such right.

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     If you agree that the terms set forth herein constitute the complete and final agreement of the parties with regard to your separation from the Companies, please sign and date below and return this Agreement to JDN Realty Corporation.


                                                  Sincerely,
                                                  JDN Realty Corporation


                                                  By:  /s/ John D. Harris, Jr.
                                                       ------------------------

                                                  Title:  Vice President
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                                                  JDN Development Company, Inc.


                                                  By:  /s/ Fred Williams
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                                                  Title:  President
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Accepted and agreed to:


/s/ J. Donald Nichols
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J. Donald Nichols

5/19/00
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Date

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